EXHIBIT 99.1

News Release
CONTACT: Investor Relations
Taylor Morrison Home Corporation
(480) 734-2060
investor@taylormorrison.com

Taylor Morrison Announces Agreement to Acquire William Lyon Homes Creating Nation’s
 Fifth Largest Homebuilder
Transaction expands company’s footprint into Pacific Northwest and Nevada and deepens market share in Colorado, Arizona, Texas and California

Highlights:

—	Creates the nation’s fifth largest homebuilder based on LTM home deliveries
—	Top 5 position in 16 of the combined 23 markets
—	Entry into Washington, Oregon and Nevada markets
—	Significantly increases entry-level product offerings
—	Anticipate approximately $80 million in annualized synergies from transaction
—	Acquisition price of approximately $2.4 billion yields an attractive purchase multiple of 1x book

SCOTTSDALE, Ariz., Nov. 6, 2019 –– Taylor Morrison Home Corporation (NYSE: TMHC), a leading national homebuilder and developer, and William Lyon Homes (NYSE: WLH), one of the nation’s largest homebuilders in the Western United States, today announced they have entered into a definitive agreement pursuant to which Taylor Morrison will acquire all of the outstanding shares of William Lyon Homes common stock for per share consideration of (1) $2.50 in cash and (2) 0.800 shares of Taylor Morrison common stock, implying a company value for William Lyon Homes of $21.45 per share or $2.4 billion including assumption of debt, yielding an attractive purchase price multiple of 1x book. The transaction consideration mix consists of approximately 90 percent Taylor Morrison stock and 10 percent cash. Based on current trading, Taylor Morrison stockholders will own approximately 77 percent of the combined company while William Lyon Homes stockholders will own approximately 23 percent.

The transaction has been unanimously approved by the Boards of Directors of both Taylor Morrison and William Lyon Homes and will be submitted to the stockholders of William Lyon Homes for approval. The issuance of shares of Taylor Morrison common stock in the transaction will also be submitted to the stockholders of Taylor Morrison for approval. The transaction is expected to close late in the first quarter or early in the second quarter of 2020 and the closing is subject to the satisfaction of customary closing conditions. William H. Lyon, executive chairman and chairman of the board and holder of approximately 42 percent of the voting power of William Lyon Homes common stock, has agreed to vote all of the shares of William Lyon Homes common stock controlled by him in support of the transaction.

“The agreement to acquire William Lyon Homes marks a historic day for Taylor Morrison as we continue to grow our business in smart and meaningful ways,” said Sheryl Palmer, Taylor Morrison chairman and CEO. “The combined business provides the unique opportunity to gain increased local scale and expertise within six of our major markets, while expanding Taylor Morrison into Washington, Oregon and Nevada. We’ve long aspired to be in the Pacific Northwest and have looked for the right point of entry at the right time and at the right price—and that’s exactly what this represents. This will be our sixth builder acquisition in seven years and a demonstration of the proven discipline and expertise in M&A that we have developed over the years.”

The strategic combination creates the nation’s fifth largest homebuilder based on the last 12 months (LTM) of closings, and firmly places Taylor Morrison in a Top 5 position in 16 of the combined 23 markets with an estimated 14,200 closings for the pro forma combined company.

“William Lyon Homes’ legacy spans more than six decades of outstanding construction and customer care, and our team of professionals has set a high standard for the homebuilding industry,” said Matthew R. Zaist, William Lyon Homes president and CEO. “The combined business will represent a powerhouse of a builder that can meet the strong demand of entry-level and first-time move-up buyers—consumer segments that represent 85 percent of William Lyon’s closings last year. We are excited to join forces with Taylor Morrison and draw upon their proven track record and greater access to scale efficiencies to meet consumer demand with a reputable, quality product.”

“William Lyon Homes is a family business rooted in strong values and tradition, which makes us delighted to join a company with one of the most recognized and highly regarded cultures in homebuilding,” said William H. Lyon, William Lyon Homes executive chairman and chairman of the board. “The decision to partner with Taylor Morrison was based on shared strategic alignment, likeminded core values, and a long history of integrity. We are confident in the success Taylor Morrison demonstrates through its reputation of leadership, quality construction and unparalleled customer experience and know our teams, our customers and our stockholders will be in good hands.”

Citigroup Global Markets, Inc. served as exclusive financial advisor to Taylor Morrison and Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as Taylor Morrison’s legal counsel.  J.P. Morgan Securities LLC served as exclusive financial advisor to William Lyon Homes and Latham & Watkins, LLP acted as William Lyon Homes’ legal counsel.
Conference Call
A public webcast to discuss this announcement will be held Wed., Nov. 6 at 8:30 a.m. Eastern time. The participant dial-in is 1 (855) 470-8731 and the passcode is 1196546.  A webcast replay will also be available at investors.taylormorrison.com later that day.
About Taylor Morrison
Taylor Morrison Home Corporation (NYSE: TMHC) is a leading national homebuilder and developer that has been recognized as the 2016, 2017, 2018 and 2019 America’s Most Trusted® Home Builder by Lifestory Research. Based in Scottsdale, Arizona we operate under two well-established brands, Taylor Morrison and Darling Homes. We serve a wide array of consumer groups from coast to coast, including first-time, move-up, luxury, and 55 plus buyers. In Texas, Darling Homes builds communities with a focus on individuality and custom detail while delivering on the Taylor Morrison standard of excellence.
For more information about Taylor Morrison and Darling Homes please visit www.taylormorrison.com or www.darlinghomes.com.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington, Oregon and Texas. Its core markets include Orange County, Los Angeles, San Diego, Riverside, San Bernardino, the South and East Bay Areas of San Francisco, Phoenix, Las Vegas, Denver, Fort Collins, Portland, Seattle, Houston, Austin and San Antonio. The Company has a distinguished legacy of more than 65 years of homebuilding operations, over which time it has sold in excess of 110,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Washington and Oregon, where the Company operates under the Polygon Northwest brand.
Forward-Looking Statements
Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. securities laws. These include statements using the words “believe,” “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,”

“designed,” “create,” “seek,” “would,” “upside,” “increases,” “goal,” “guidance” and “anticipate,” and similar statements and the negative of such words and phrases, which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Taylor Morrison Home Corporation, a Delaware corporation (“Taylor Morrison”), or William Lyon Homes, a Delaware corporation (“William Lyon Homes”), and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to William Lyon Homes or Taylor Morrison or persons acting on their behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks and uncertainties that could cause actual results to differ from forward-looking statements include, among other things: the inherent uncertainty associated with financial or other projections, including anticipated synergies; the integration of Taylor Morrison and William Lyon Homes and the ability to recognize the anticipated benefits from the combination of Taylor Morrison and William Lyon Homes, and the amount of time it may take to realize those benefits, if at all; the risks associated with Taylor Morrison’s and William Lyon Homes’ ability to satisfy the conditions to closing the consummation of the merger, including obtaining the requisite stockholder approvals, and the timing of the closing of the merger; the failure of the merger to close for any other reason; the outcome of any legal proceedings that may be instituted against the parties and others related to the merger; any unanticipated difficulties or expenditures relating to the merger; the effect of the announcement and pendency of the merger on the respective business relationships or operating results of Taylor Morrison, William Lyon Homes, or the combined company; risks relating to the value of the Taylor Morrison common stock to be issued in connection with the merger, and the value of the combined company’s common stock after the merger is consummated; the anticipated size of the markets and continued demand for Taylor Morrison’s and William Lyon Homes’ homes and the impact of competitive responses to the announcement and pendency of the merger; the diversion of attention of management of Taylor Morrison or William Lyon Homes from ongoing business concerns during the pendency of the merger; and the access to available financing on a timely basis, and the terms of any such financing. Additional risks and uncertainties are described in Taylor Morrison’s and William Lyon Homes’ respective filings with the U.S. Securities and Exchange Commission (the “SEC”), including as described under the heading “Risk Factors” in Taylor Morrison’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 20, 2019, in William Lyon Homes’ Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 28, 2019, and in their respective subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required by law, neither Taylor Morrison nor William Lyon Homes has any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.
Important Additional Information and Where to Find it
This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed merger between Taylor Morrison and William Lyon Homes, Taylor Morrison will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Taylor Morrison and William Lyon Homes that also constitutes a prospectus of Taylor Morrison

(the “Joint Proxy Statement/Prospectus”). Taylor Morrison and William Lyon Homes plan to mail to their respective shareholders the definitive Joint Proxy Statement/Prospectus in connection with the merger. INVESTORS AND SECURITY HOLDERS OF TAYLOR MORRISON AND WILLIAM LYON HOMES ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT TAYLOR MORRISON, WILLIAM LYON HOMES, THE MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Taylor Morrison and William Lyon Homes through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC by Taylor Morrison in the Investor Relations section of Taylor Morrison’s website at http://investors.taylormorrison.com or by contacting Taylor Morrison’s Investor Relations at investor@taylormorrison.com or by calling (480) 734-2060, and will be able to obtain free copies of the documents filed with the SEC by William Lyon Homes in the Investor Relations section of William Lyon Homes’ website at www.lyonhomes.com or by contacting William Lyon Homes’ Investor Relations at WLH@finprofiles.com or by calling (310) 622-8223.
Participants in the Merger Solicitation
Taylor Morrison, William Lyon Homes and certain of their respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Taylor Morrison and William Lyon Homes in connection with the merger, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Joint Proxy Statement/Prospectus described above when it is filed with the SEC. Additional information regarding Taylor Morrison’s directors and executive officers is also included in Taylor Morrison’s proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 16, 2019, and information regarding William Lyon Homes’ directors and executive officers is also included in William Lyon Homes’ proxy statement for its 2019 Annual Meeting of Stockholders, which was filed with the SEC on March 29, 2019. These documents are available free of charge as described above.